Exhibit 99.1

Sitio Royalties REPORTS THIRD QUARTER 2023 OPERATIONAL AND FINANCIAL RESULTS

pro forma in-period average quarterly production volume of 36,654 boe/d (50% oil)(1)

DECLARED $0.49 DIVIDEND PER SHARE OF CLASS A COMMON STOCK for THIRD quarter 2023

RECORD HIGH 50.9 NET LINE-OF-SIGHT WELLS AS OF SEPTEMBER 30, 2023, of which 82% are in the permian basin recapitalized balance sheet with NEW $600 MILLION 7.875% senior NOTES DUE 2028, LOWERING EXPECTED cash INTEREST BY more than $11 MILLION per year AND ENHANCING LIQUIDITY by more than $170 Million announces definitive agreement to sell Appalachia and anadarko basin assets for $117.5 million, subject to customary closing adjustments

DENVER, Colorado—November 8, 2023— Sitio Royalties Corp. (NYSE: STR) (“Sitio”, “STR” or the “Company”) today announced operational and financial results for the quarter ended September 30, 2023. Unless the context clearly indicates otherwise, references to “we,” “our,” “us” or similar terms refer to Sitio and its subsidiaries.

THIRD QUARTER 2023 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•
Pro forma 3Q 2023 average daily in-period production volume of 36,654 barrels of oil equivalent per day (“Boe/d”) (50% oil)(1), comparable to pro forma 2Q 2023 average daily in-period production volume of 36,587 Boe/d (52% oil)(2)
•
3Q 2023 average daily production volume of 36,900 Boe/d (48% oil)(3), including total prior period adjustments of positive 546 Boe/d
•
Declared 3Q 2023 dividend of $0.49 per share of Class A Common Stock, an increase of $0.09 per share, or approximately 23% relative to 2Q 2023
•
Net income of $0.3 million, up $3.2 million relative to 2Q 2023 net loss, primarily driven by a $2.04 per Boe increase in realized hedged commodity prices
•
3Q 2023 Adjusted EBITDA(4) of $142.4 million, up by 12% sequentially from 2Q 2023 Adjusted EBITDA, primarily due to increased average production volumes and a 5% increase in realized hedged prices per Boe
•
3Q 2023 Pro forma Adjusted EBITDA(5) of $143.6 million, including contribution from the Cash Acquisitions(6) for the entire quarter, up by 11% sequentially from 2Q 2023 Pro forma Adjusted EBITDA(7)
•
Record high net line-of-sight (“LOS”) wells of 50.9 net wells as of September 30, 2023, comprised of 29.9 net spuds and 21.0 net permits
•
Closed on four previously announced Permian Basin Cash Acquisitions for total aggregate purchase price of $181.3 million
•
On September 26, 2023, priced $600 million aggregate principal amount of senior unsecured notes due 2028 (the “2028 Senior Notes”), which accrue interest at a rate of 7.875% per annum, 3.4 percentage points lower than the 4Q 2023 interest rate on the Company's prior senior unsecured notes due 2026 (the “2026 Senior Notes”); Transaction closed on October 3, 2023(8)

3Q 2023 RESULTS RELATIVE TO 2H 2023 GUIDANCE

The table below shows third quarter 2023 results relative to financial and operational guidance for the second half of 2023 that was issued on August 8, 2023.

2H 2023 Guidance Metric	3Q 2023 Results	2H 2023 Guidance (August 8, 2023)
Average daily production (Boe/d) – Reported / In-period(11)	36,900 / 36,354	35,000 – 37,000
Oil % – Reported / In-period(11)	48% / 50%	49% – 51%
Gathering and transportation ($/Boe)	$1.36	$1.25 – $1.50
Cash G&A ($ in millions)	$7.4	$25.0–$27.0(annual)
Production taxes (% of royalty revenue)	7.9%	6% – 8%
Reported cash tax rate (% of pre-tax income)(12)	69.5%	2% – 4%
Pro forma cash tax rate (% of pro forma pre-tax income)(13)	1.5%	2% – 4%

(1) Pro forma in-period average quarterly production volume includes production from the Cash Acquisitions(6) as if they were owned on July 1, 2023; In-period production represents production that is estimated to have occurred during the period specified and does not include production from prior period adjustments

(2) Pro forma 2Q 2023 average daily in-period production volume represents production that was estimated to have occurred during the three months ended June 30, 2023, including production from the Stock & Cash Acquisitions(9) as if they were owned on April 1, 2023

(3) 3Q 2023 average daily production volume includes both in-period average daily production and prior period adjustments

(4) For definitions of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures, please see “Non-GAAP financial measures”

(5) 3Q 2023 Pro Forma Adjusted EBITDA represents 3Q 2023 Adjusted EBITDA plus Cash Acquisitions(6) EBITDA, which reflects as if Sitio had owned the Cash Acquisitions since July 1, 2023

(6) Cash Acquisitions, a subset of the Stock & Cash Acquisitions(9), is defined as the four acquisitions that closed in July and August of 2023; Total consideration for the Cash Acquisitions was approximately $181 million funded with a mix of retained cash and borrowings under Sitio's revolving credit facility

(7) 2Q 2023 Pro forma Adjusted EBITDA represents 2Q 2023 Adjusted EBITDA plus Stock Acquisition(10) EBITDA from April 1, 2023 to June 13, 2023

(8) On October 3, 2023, subsidiaries of Sitio issued and sold (the “Notes Offering”) $600.0 million aggregate principal amount of their 2028 Senior Notes. Net proceeds of the Notes Offering were used to (i) fund the redemption of all of the outstanding aggregate principal amount of the Company's 2026 Senior Notes, which occurred concurrently with the consummation of the Notes Offering and (ii) repay a portion of the outstanding borrowings under the Company's revolving credit facility

(9) Stock & Cash Acquisitions is defined as five separate mineral and royalty interest acquisitions that closed between March 31, 2023 and August 7, 2023, containing 13,862 NRAs in aggregate, of which 99% are in the Permian Basin

(10) Stock Acquisition, a subset of the Stock & Cash Acquisitions, is defined as the one acquisition that closed on June 14, 2023

(11) In-period production represents production that is estimated to have occurred during the period specified, excluding production from prior period adjustments; Reported production includes both in-period production and adjustments to production from prior periods

(12) Calculated as cash taxes paid of $0.5 million divided by net income before taxes of $0.7 million for the three months ended September 30, 2023

(13) Calculated as cash taxes paid of $0.5 million divided by pro forma pre-tax income of $29.9 million; Pro forma pre-tax income is defined as net income before taxes plus $29.2 million of unrealized commodity derivative losses

Chris Conoscenti, Chief Executive Officer of Sitio commented, “In the third quarter, our assets delivered another steady performance that reflected operator trends in Permian and broader US drilling and completion activity. We continue to pursue multiple consolidation opportunities and are optimistic about improving competitive dynamics heading into 2024. During the third quarter, we completed the four previously announced cash acquisitions of high-quality Permian minerals and royalties totaling approximately $181 million and on November 3, 2023, we agreed to sell our lower-margin Appalachia and Anadarko assets for $117.5 million. Our inaugural senior unsecured notes offering that closed on October 3, 2023 allowed us to refinance our existing unsecured notes and achieve more than $11 million in expected annual interest expense savings. Our team continued to innovate by building new customized automation tools to improve the efficiency with which we manage such a large amount of new data each month. This streamlines processing and tracking royalty payments, monitoring ongoing operator activity on our acreage and positions Sitio to smoothly integrate additional data from future acquisitions. I'm proud of our team for executing well on such a broad range of strategic, financing and operational initiatives throughout the quarter.”

ASSET ACTIVITY UPDATE

The following table summarizes Sitio's net average daily production, net wells online, net line-of-sight wells and net royalty acres by area. All pro forma metrics assume that Sitio owned the Stock & Cash Acquisitions as of June 30, 2023.

	Delaware	Midland	DJ	Eagle Ford	Appalachia	Anadarko	Williston	Total
Average Daily Production (Boe/d) for the three months ended September 30, 2023
As reported	19,050	8,363	2,998	3,730	1,099	996	664	36,900
% Oil	47%	61%	32%	51%	3%	27%	62%	48%

Net Well Activity (normalized to 5,000' laterals)
Pro forma net wells online as of June 30, 2023(14)	121.8	60.1	35.6	35.3	3.7	9.9	9.2	275.6
Net wells online as of September 30, 2023	127.1	62.2	37.1	35.7	3.8	9.9	9.4	285.2
Net wells online increase since June 30, 2023	5.3	2.1	1.5	0.4	0.1	-	0.2	9.6

Net spuds	16.3	7.9	2.7	1.9	0.3	0.2	0.6	29.9
Net permits	10.6	7.0	1.1	1.5	0.2	0.1	0.5	21.0
Net LOS wells as of September 30, 2023	26.9	14.9	3.8	3.4	0.5	0.3	1.1	50.9

Net Royalty Acres (normalized to 1/8th royalty equivalent)
Pro forma June 30, 2023(15)	152,234	45,339	24,978	21,752	12,669	9,872	8,203	275,047
September 30, 2023	152,268	45,366	24,973	21,783	12,676	9,872	8,202	275,140
NRA increase (decrease) since June 30, 2023	34	27	(5)	31	7	-	(1)	93

(14) Includes net wells from the Stock & Cash Acquisitions

(15) Includes NRAs from the Stock & Cash Acquisitions

FINANCIAL UPDATE

Sitio's third quarter 2023 average unhedged realized prices including all expected quality, transportation and demand adjustments were $80.21 per barrel of oil, $1.54 per Mcf of natural gas and $18.14 per barrel of natural gas liquids, for a total equivalent price of $45.00 per barrel of oil equivalent. During the third quarter of 2023, the Company received $5.1 million in net cash settlements for commodity derivative contracts and as a result, average hedged realized prices were $82.21 per barrel of oil, $1.84 per Mcf of natural gas and $18.14 per barrel of natural gas liquids, for a total equivalent price of $46.49 per barrel of oil equivalent. This represents a $2.04 per barrel of oil equivalent, or a 5% increase relative to hedged realized prices for the three months ended June 30, 2023.

Consolidated net income for the third quarter of 2023 was $0.3 million, which is $3.2 million more than consolidated net income in the second quarter of 2023. This increase was driven primarily by increased commodity prices and offset by net commodity derivatives losses of $24.1 million, which was comprised of a $29.2 million non-cash unrealized loss and a $5.1 million realized gain. For the three months ended September 30, 2023, Adjusted EBITDA was $142.4 million, up 12% sequentially from second quarter 2023 Adjusted EBITDA, primarily due to increased production volumes and commodity prices.

As of September 30, 2023, the Company had $1,006.0 million principal value of total debt outstanding (comprised of $601.0 million drawn on Sitio's revolving credit facility and $405.0 million of senior unsecured notes) and liquidity of $250.3 million, including $1.3 million of cash and $249.0 million of remaining availability under its $850.0 million credit facility. In September 2023, Sitio made its fourth consecutive quarterly amortization payment of $11.3 million at par value on its senior unsecured notes, reducing the principal from $416.3 million to $405.0 million as of the end of the third quarter 2023.

2H 2023 FINANCIAL AND OPERATIONAL GUIDANCE

Sitio is revising its guidance for Cash G&A for the full year 2023 to a range of $27.0 million to $28.0 million based on results to date and expectations for 4Q 2023, which includes incremental G&A for expected new employees. The midpoint of Sitio's new Cash G&A guidance range for full year 2023 is $27.5 million, an approximate 6% increase from the midpoint of prior guidance. There are no other changes to prior 2H 2023 guidance, but for convenience all guidance metrics are shown in the table below.

2H 2023 Guidance	Low	High
Average daily production (Boe/d)	35,000	37,000
Oil %	49%	51%

Revenue Deductions, Expenses and Taxes
Gathering and transportation ($/Boe)	$1.25	$1.50
Full Year 2023 Cash G&A ($ in millions)	$27.0	$28.0
Production taxes (% of royalty revenue)	6%	8%
Cash tax rate (% of pre-tax income)	2%	4%

SENIOR UNSECURED NOTES REFINANCING

On October 3, 2023, the Company issued and sold $600.0 million aggregate principal amount of its 2028 Senior Notes. The net proceeds of the Notes Offering were used to (i) fund the redemption of all of the outstanding aggregate principal amount of the 2026 Senior Notes, which occurred concurrently with the consummation of the Notes Offering and (ii) repay a portion of the outstanding borrowings under the Company's revolving credit facility. As of November 3, 2023, the Company had $981.0 million principal value of total debt outstanding (comprised of $381.0 million drawn on Sitio's revolving credit facility and $600.0 million of senior unsecured notes due 2028) and liquidity of $470.9 million, including $1.9 million of cash and $469.0 million of remaining availability under its $850.0 million credit facility.

DIVESTITURE OF APPALACHIA AND ANADARKO ASSETS

On November 3, 2023, the Company entered into a definitive purchase and sale agreement to sell all of its mineral and royalty interests in the Appalachia and Anadarko Basins to an undisclosed third party for $117.5 million of cash consideration, subject to customary closing adjustments. In aggregate for the three months ended September 30, 2023, production associated with these assets was 2,095 Boe/d (14% oil) and revenues were $3.8 million from oil, natural gas and natural gas liquids. As of September 30, 2023, there were approximately 0.7 net LOS wells underlying these assets, comprised of approximately 0.5 net spuds and 0.3 net permits. Sitio plans to use the net proceeds to repay borrowings on its revolving credit facility and build additional liquidity to pursue acquisitions of assets that are more comparable to the growth and returns profile of Sitio’s recent Permian Basin acquisitions. The transaction has an effective date of September 1, 2023 and is expected to close in the fourth quarter of 2023.

Sitio did not add to or extinguish any of its commodity swaps or collars during the third quarter of 2023. A summary of the Company's existing commodity derivative contracts as of September 30, 2023 is included in the table below.

	Oil (NYMEX WTI)
	2023	2024	1H25
Swaps
Bbl per day	3,050	3,300	1,100
Average price ($/Bbl)	$93.71	$82.66	$74.65
Collars
Bbl per day	—	—	2,000
Average call ($/Bbl)	—	—	$93.20
Average put ($/Bbl)	—	—	$60.00
	Gas (NYMEX Henry Hub)
	2023	2024	1H25
Swaps
MMBtu per day	500	500	—
Average price ($/MMBtu)	$3.83	$3.41	—
Collars
MMBtu per day	8,500	11,400	11,600
Average call ($/MMBtu)	$7.93	$7.24	$10.34
Average put ($/MMBtu)	$4.82	$4.00	$3.31

THIRD QUARTER 2023 CASH DIVIDEND

The Company's Board of Directors declared a cash dividend of $0.49 per share of Class A Common Stock with respect to the third quarter of 2023. The dividend is payable on November 30, 2023 to the stockholders of record at the close of business on November 21, 2023. Based on a 65% payout ratio of third quarter 2023 Discretionary Cash Flow and not including the pro forma impacts from the Cash Acquisitions, Sitio's quarterly dividend would have been approximately $0.48 per Class A common share; however, the Company's Board of Directors approved a third quarter 2023 dividend of $0.49 per Class A common share, which equates to a 65% payout ratio including pro forma Discretionary Cash Flow for the full three months ended September 30, 2023 for the Cash Acquisitions that closed during the third quarter 2023.

THIRD QUARTER 2023 EARNINGS CONFERENCE CALL

Sitio will host a conference call at 8:30 a.m. Eastern on Thursday, November 9, 2023 to discuss its third quarter 2023 operating and financial results. Participants can access the call by dialing 1-833-470-1428 in the United States or 1-404-975-4839 in other locations with access code 971184 or via webcast at https://events.q4inc.com/attendee/965924226. Participants can also pre-register for the event by going to the following link: https://www.netroadshow.com/events/login?show=ca67bd6c&confId=56269. The conference call, live webcast and archive of the call can also be accessed through the Investor Relations section of Sitio’s website at www.sitio.com.

UPCOMING INVESTOR CONFERENCES

Members of Sitio's management team will be attending the Stephens Annual Investment Conference on November 14, 2023, BofA Securities Global Energy Conference on November 14, 2023 and BofA Securities Leveraged Finance Conference from November 27 - 29, 2023. Presentation materials associated with these events will be accessible through the Investor Relations section of Sitio's website at www.sitio.com.

FINANCIAL RESULTS

Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Production Data:
Crude oil (MBbls)	1,617	846	4,786	1,969
Natural gas (MMcf)	6,203	2,916	17,214	6,481
NGLs (MBbls)	744	323	1,996	760
Total (MBoe)(6:1)	3,395	1,655	9,651	3,809
Average daily production (Boe/d)(6:1)	36,900	17,990	35,349	13,950
Average Realized Prices:
Crude oil (per Bbl)	$80.21	$93.81	$75.11	$98.12
Natural gas (per Mcf)	$1.54	$6.55	$1.90	$6.05
NGLs (per Bbl)	$18.14	$31.98	$19.39	$36.68
Combined (per Boe)	$45.00	$65.71	$44.65	$68.33
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$82.21	$97.32	$77.95	$99.48
Natural gas (per Mcf)	$1.84	$6.46	$2.20	$5.99
NGLs (per Bbl)	$18.14	$31.98	$19.39	$36.68
Combined (per Boe)	$46.49	$67.36	$46.59	$68.93

Selected Expense Metrics

	Three Months Ended September 30,
	2023	2022
Severance and ad valorem taxes	7.9%	6.6%
Depreciation, depletion and amortization ($/Boe)	$23.78	$19.34
General and administrative ($/Boe)	$3.55	$8.08
Cash G&A ($/Boe)	$2.18	$2.80
Interest expense, net ($/Boe)	$7.77	$9.05

Condensed Consolidated Balance Sheets

(In thousands except par and share amounts)

	September 30,	December 31,
	2023	2022
.	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,339	$18,818
Accrued revenue and accounts receivable	116,088	142,010
Prepaid assets	13,800	12,489
Derivative asset	7,521	18,874
Total current assets	138,748	192,191

Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	3,009,429	3,244,436
Proved properties	2,431,742	1,926,214
Other property and equipment	3,440	3,421
Accumulated depreciation, depletion, amortization, and impairment	(471,549)	(223,214)
Total property and equipment, net	4,973,062	4,950,857

Long-term assets
Long-term derivative asset	2,805	13,379
Deferred financing costs	11,849	7,082
Operating lease right-of-use asset	4,150	5,679
Other long-term assets	504	1,714
Total long-term assets	19,308	27,854
TOTAL ASSETS	$5,131,118	$5,170,902

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,939	$21,899
Warrant liability	—	2,950
Operating lease liability	1,350	1,563
Total current liabilities	23,289	26,412

Long-term liabilities
Long-term debt	996,460	938,896
Deferred tax liability	333,467	313,607
Non-current operating lease liability	3,907	5,303
Other long-term liabilities	1,189	89
Total long-term liabilities	1,335,023	1,257,895

Total liabilities	1,358,312	1,284,307

Equity
Class A Common Stock, par value $0.0001 per share; 240,000,000 shares authorized; 81,763,078 and 80,804,956 shares issued and 81,763,078 and 80,171,951 outstanding at September 30, 2023 and December 31, 2022, respectively	8	8
Class C Common Stock, par value $0.0001 per share; 120,000,000 shares authorized; 75,440,851 and 74,347,005 shares issued and 75,414,714 and 74,347,005 outstanding at September 30, 2023 and December 31, 2022, respectively	8	7
Additional paid-in capital	1,790,492	1,750,640
Accumulated deficit	(109,596)	(9,203)
Class A Treasury Shares, 0 and 633,005 shares at September 30, 2023 and December 31, 2022, respectively	—	(19,085)
Class C Treasury Shares, 26,137 and 0 shares at September 30, 2023 and December 31, 2022, respectively	(677)	—
Noncontrolling interest	2,092,571	2,164,228
Total equity	3,772,806	3,886,595

TOTAL LIABILITIES AND EQUITY	$5,131,118	$5,170,902

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Oil, natural gas and natural gas liquids revenues	$152,766	$108,761	$430,887	$260,219
Lease bonus and other income	3,944	6,736	13,115	9,445
Total revenues	156,710	115,497	444,002	269,664

Operating expenses:
Management fees to affiliates	—	—	—	3,241
Depreciation, depletion and amortization	80,716	32,005	222,718	67,302
General and administrative	12,044	13,381	37,786	24,117
Severance and ad valorem taxes	12,124	7,215	32,927	18,019
Impairment of oil and natural gas properties	—	—	25,617	—
Total operating expenses	104,884	52,601	319,048	112,679

Net income from operations	51,826	62,896	124,954	156,985

Other income (expense):
Interest expense, net	(26,373)	(14,986)	(71,735)	(18,096)
Change in fair value of warrant liability	8	536	2,950	3,842
Loss on extinguishment of debt	(687)	(11,487)	(1,470)	(11,487)
Commodity derivatives gains (losses)	(24,125)	34,613	(3,250)	53,508
Interest rate derivatives gains	9	—	456	—
Net income before taxes	658	71,572	51,905	184,752

Income tax expense	(383)	(2,561)	(6,884)	(5,206)

Net income	275	69,011	45,021	179,546
Net income attributable to Predecessor	—	—	—	(78,104)
Net income attributable to temporary equity	—	(59,872)	—	(86,143)
Net (income) loss attributable to noncontrolling interest	12	—	(22,877)	—
Net income attributable to Class A stockholders	$287	$9,139	$22,144	$15,299

Net income per Class A common share
Basic	$0.00	$0.70	$0.26	$1.19
Diluted	$0.00	$0.70	$0.26	$1.19

Weighted average Class A common shares outstanding
Basic	81,712	12,703	80,984	12,665
Diluted	157,260	12,703	80,984	12,665

Unaudited Condensed Consolidated Statements of Cash Flow

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$45,021	$179,546
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	222,718	67,302
Amortization of deferred financing costs and long-term debt discount	4,275	5,419
Share-based compensation	14,474	4,947
Change in fair value of warrant liability	(2,950)	(3,842)
Loss on extinguishment of debt	1,470	11,487
Impairment of oil and natural gas properties	25,617	—
Commodity derivative (gains) losses	3,250	(53,508)
Net cash received for commodity derivative settlements	18,730	2,239
Interest rate derivative gains	(456)	—
Net cash received for interest rate derivative settlements	403	—
Deferred tax expense (benefit)	(15,107)	2,645
Change in operating assets and liabilities:
Accrued revenue and accounts receivable	26,188	(29,785)
Prepaid assets	13,187	(1,903)
Other long-term assets	1,866	(115)
Accounts payable and accrued expenses	(3,131)	(12,986)
Due to affiliates	—	(380)
Operating lease liabilities and other long-term liabilities	(737)	9
Net cash provided by operating activities	354,818	171,075

Cash flows from investing activities:
Acquisition of Falcon, net of cash	—	4,484
Predecessor cash not contributed in the Falcon Merger	—	(15,229)
Purchases of oil and gas properties, net of post-close adjustments	(172,070)	(558,062)
Purchases of other property and equipment	(19)	(819)
Net cash used in investing activities	(172,089)	(569,626)

Cash flows from financing activities:
Borrowings on credit facilities	588,500	196,895
Repayments on credit facilities	(497,500)	(147,000)
Borrowings on Bridge Loan Facility	—	425,000
Repayments on Bridge Loan Facility	—	(425,000)
Bridge Loan Facility issuance costs	—	(14,909)
Borrowings on 2026 Senior Notes	—	444,500
Repayments on 2026 Senior Notes	(33,750)	—
2026 Senior Notes issuance costs	(351)	(4,169)
Distribution paid to Temporary Equity	—	(50,510)
Distributions to noncontrolling interest	(121,924)	(13,318)
Dividends paid to Class A stockholders	(121,555)	(9,017)
Dividend equivalent rights paid	(982)	(283)
Cash paid for taxes related to net settlement of share-based compensation awards	(3,432)	—
Payments of deferred financing costs	(9,214)	(3,964)
Other	—	(1,241)
Net cash (used in) provided by financing activities	(200,208)	396,984

Net change in cash and cash equivalents	(17,479)	(1,567)
Cash and cash equivalents, beginning of period	18,818	12,379
Cash and cash equivalents, end of period	$1,339	$10,812

Non-GAAP financial measures

Adjusted EBITDA, Pro Forma Adjusted EBITDA, Discretionary Cash Flow, Pro Forma Discretionary Cash Flow and Cash G&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis. Sitio believes that these non-GAAP financial measures provide useful information to Sitio's management and external users because they allow for a comparison of operating performance on a consistent basis across periods.

We define Adjusted EBITDA as net income plus (a) interest expense, (b) provisions for taxes, (c) depreciation, depletion and amortization, (d) non-cash share-based compensation expense, (e) impairment of oil and natural gas properties, (f) gains or losses on unsettled derivative instruments, (g) change in fair value of the warrant liability, (h) management fee to affiliates, (i) loss on debt extinguishment, (j) merger-related transaction costs and (k) write off of financing costs.

We define Pro Forma Adjusted EBITDA as Adjusted EBITDA plus Cash Acquisitions EBITDA from July 1, 2023 to September 30, 2023 that is not included in Adjusted EBITDA for the three months ended September 30, 2023.

We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes.

We define Pro Forma Discretionary Cash Flow as Discretionary Cash Flow plus Cash Acquisitions Discretionary Cash Flow from July 1, 2023 to September 30, 2023 that is not included in Discretionary Cash Flow for the three months ended September 30, 2023.

We define Cash G&A as general and administrative expense less (a) non-cash share-based compensation expense, (b) merger-related transaction costs and (c) rental income.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Discretionary Cash Flow, Pro Forma Discretionary Cash Flow and Cash G&A may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended September 30,
	2023	2022
Net income	$275	$69,011
Interest expense, net	26,373	14,986
Income tax expense	383	2,561
Depreciation, depletion and amortization	80,716	32,005
EBITDA	$107,747	$118,563
Non-cash share-based compensation expense	4,368	3,969
Losses (gains) on unsettled derivative instruments	29,497	(31,954)
Change in fair value of warrant liability	(8)	(536)
Loss on debt extinguishment	687	11,487
Merger-related transaction costs	123	3,599
Write off of financing costs	—	1,180
Adjusted EBITDA	$142,414	$106,308
Cash Acquisitions EBITDA	1,144	—
Pro Forma Adjusted EBITDA	$143,558	$106,308

The following table presents a reconciliation of Discretionary Cash Flow and Pro Forma Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended September 30,
	2023	2022
Cash flow from operations	$122,141	$82,644
Interest expense, net	26,373	14,986
Income tax expense	383	2,561
Deferred tax expense	7,686	(2,512)
Changes in operating assets and liabilities	(12,810)	8,692
Amortization of deferred financing costs and long-term debt discount	(1,482)	(3,662)
Merger-related transaction costs	123	3,599
Adjusted EBITDA	$142,414	$106,308
Less:
Cash interest expense	24,694	11,516
Cash taxes	457	1,389
Discretionary Cash Flow	$117,263	$93,403
Cash Acquisitions Discretionary Cash Flow	$1,144	—
Pro Forma Discretionary Cash Flow	$118,407	$93,403

The following table presents a reconciliation of Cash G&A to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended September 30,
	2023	2022
General and administrative expense	$12,044	$13,381
Less:
Non-cash share-based compensation expense	4,368	3,969
Merger-related transaction costs	123	3,599
Rental income	136	—
Write off of financing costs	—	1,180
Cash G&A	$7,417	$4,633

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to stockholders and reinvested, Sitio has accumulated over 270,000 NRAs through the consummation of over 190 acquisitions to date. More information about Sitio is available at www.sitio.com.

Forward-Looking Statements

This news release contains statements that may constitute “forward-looking statements” for purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about certain future plans, expectations and objectives for the Company’s operations, including statements about any share repurchase programs, the implementation thereof and the intended benefits, financial and operational guidance, strategy, synergies, certain levels of production, future operations, financial position, prospects, and plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. Factors that could materially impact such forward-looking statements include, but are not limited to: commodity price volatility, the global economic uncertainty related to the large-scale invasion of Ukraine by Russia, the collapse of certain financial institutions and associated liquidity risks, announcements of voluntary production cuts by OPEC+ and others, and those other factors discussed or referenced in the "Risk Factors" section of Sitio’s Annual Report on Form 10-K, for the year ended December 31, 2022 and other publicly filed documents with the SEC. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com